UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 14, 2003

GBC BANCORP

(Exact name of registrant as specified in its charter)

California	0-16213	95-3586596
(State or other Jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer of Identification No.)

800 West 6th Street, Los Angeles,	California 90017

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 213/972-4293

(Former name or former address, if changed since last report.

Item 5. Other Events

On October 14, 2003, GBC Bancorp issued a press release calling for redemption $40 million 8 3/8% subordinated notes.

A copy of the joint press release filed herewith as Exhibit 99.1 to this Form 8-K is attached hereto and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c)Exhibits

99.1 Press Release dated October 14, 2003

GBC BANCORP CALLS FOR REDEMPTION $40 MILLION 8 3/8% SUBORDINATED NOTES

Los Angeles, October 14, 2003 - GBC Bancorp (Nasdaq: GBCB) today announced that is has called for redemption all of the $40 million aggregate principal amount of its 8.375% Subordinated Notes due 2007 at a redemption price of 101% of their principal amount, plus accrued interest to the redemption date. The redemption date is November 10, 2003.

ABOUT GBC BANCORP

GBC Bancorp is the one-bank holding company for General Bank, a California state-chartered bank that commenced operations in March 1980. General Bank serves individuals and small to medium-sized businesses through 18 branch offices located in the greater Los Angeles, San Diego, and Silicon Valley areas of California, a branch office in the state of Washington and two branches in Massachusetts. In addition, the Bank's subsidiary, GBC Investment & Consulting Company, Inc., maintains an office in Taipei. GBC Bancorp's website is found at http://www.generalbank.com.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates,""intends,""plans,""estimates,""may,""will,""should,""could,""predicts,""potential,""continue,""or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements, of both companies to be materially different from any future results, performance, or achievements, expressed or implied by such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, factors discussed from time to time in reports filed by GBC Bancorp with the Securities and Exchange Commission (the "SEC"). The forward-looking statements contained in this press release are made as of the date hereof and GBC Bancorp does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2003

                                                                            GBC BANCORP

                                                                            By: /s/ Peter Lowe

                                                                                   Peter Lowe

                                                                                    E.V.P & C.F.O.